Exhibit 5.1

June 4, 2015

Camden National Corporation

2 Elm Street

Camden, Maine 04843

Re:	Securities Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-4 (File No. 333-204227) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Camden National Corporation, a Maine corporation (the “Company”), of up to 2,806,857 shares (the “Shares”) of the Company’s Common Stock, no par value, which may be issued to the stockholders of SBM Financial, Inc. (“SBM”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 29, 2015, by and among the Company, SBM, and Atlantic Acquisitions, LLC, a wholly-owned subsidiary of the Company (the “Merger Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. We have also relied on the opinion of Bernstein Shur, dated June 3, 2015, and attached hereto, with respect to matters of Maine law.

The opinion set forth below is limited to the Maine Business Corporation Act and is subject to the same assumptions, limitations and qualifications as are set forth in the opinion of Bernstein Shur referred to above.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in exchange for the outstanding shares of capital stock of SBM in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP

June 4, 2015

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention: Samantha M. Kirby, Esq.

Re: Registration Statement on Form S-4 Relating to Camden National Corporation and the Bank of Maine

Ladies and Gentlemen:

At your request, we have acted as special Maine counsel for Camden National Corporation, a Maine corporation (the “Company”), in connection with your preparation and filing of the Company’s Registration Statement on Form S-4, as amended (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 2,806,857 shares of the Company’s common stock, no par value (the “Shares”), to be issued pursuant to the Agreement and Plan of Merger, dated as of March 29, 2015, by and among the Company, SBM Financial, Inc., and Atlantic Acquisitions, LLC, a wholly-owned subsidiary of the Company (the “Merger Agreement”).

In connection with this opinion, we have examined the Registration Statement, the Merger Agreement, the Articles of Incorporation, as amended, as currently in effect, and the Amended and Restated Bylaws, as currently in effect, of the Company, resolutions of the Company’s Board of Directors authorizing the issuance of the Shares, and such other documents, corporate records, instruments, and other relevant materials as we have considered necessary and appropriate. In conducting such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements, or representations of the officers and representatives of the Company and have not independently verified the matters stated therein.

Goodwin Proctor LLP

June 4, 2015

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares are and will be, upon issuance, duly authorized by appropriate corporate action, and when (A) the Registration Statement has been declared effective by order of the Commission, and (B) the Shares have been issued in the manner contemplated by, and upon the terms and conditions set forth in, the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid, and non-assessable.

The opinions expressed are limited to the matters set forth herein, and no opinions should be inferred beyond the matters expressly stated. We are members of the Bar of the State of Maine, and we have not considered, and we express no opinion herein as to, any law other than the laws of the State of Maine in effect on the date hereof.

The opinions expressed in this letter are given solely for your benefit in connection with your preparation and filing of the Registration Statement on behalf of the Company and may not be relied upon, in whole or in part, for any other purpose or by any other person or entity, without our prior written consent.

Very truly yours,

/s/ Bernstein Shur